UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of comScore, Inc. (the “Company”) was held on July 24, 2012. Stockholders of record of the Company’s common stock at the close of business on June 8, 2012 were entitled to vote at such meeting. As of June 8, 2012, 35,230,986 shares of the Company’s common stock were issued and outstanding. For more information about the proposals voted on at the meeting, see the Company’s definitive proxy statement dated June 18, 2012. The results of the voting at such meeting were as follows:

1. Two Class II directors were elected to serve a three-year term expiring at the 2015 annual meeting of stockholders or until their respective successors have been elected and qualified. The two nominees receiving the largest number of affirmative votes cast representing shares of the Company’s common stock present and entitled to vote at the annual meeting were elected as Class II directors by the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
William J. Henderson	28,179,701	1,203,877	2,316,505
Ronald J. Korn	29,126,158	257,420	2,316,505

2. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following vote:

For	Against	Abstain
31,511,234	183,431	5,418

3. The advisory, non-binding vote as to the compensation awarded to the Company’s named executive officers in 2011 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
23,543,994	5,789,403	50,181	2,316,505

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin Executive Vice President, General Counsel, Chief Privacy Officer and Corporate Secretary

Date: July 27, 2012